Exhibit 10.1

Transition Agreement and General Release of Claims

This Transition Agreement and General Release of Claims (this “Agreement”) is entered into by Steven S. Cochran (the “Executive”) and Cable One, Inc., a Delaware corporation (the “Company”), effective as of July 1, 2022 (the “Effective Date”).

1.

Background. The Executive desires to step down from his position as Chief Financial Officer of the Company effective as of July 1, 2022 (the “Transition Date”) and as an employee of the Company effective as of January 31, 2023 (the “Resignation Date”). The period commencing on the Transition Date through and including the Resignation Date is referred to herein as the “Remaining Employment Period.” To continue to retain access to Executive’s knowledge, experience and expertise for a period of time following the Transition Date and to amicably, fully, and finally resolve all matters relating to Executive’s employment and resignation from the Company, the Executive and the Company agree as follows:

2.

Resignation. Effective as of the Transition Date, and without any further action on the part of Executive, (a) the Executive is removed from the position of Chief Financial Officer of the Company; (b) Executive is appointed to the position of “Senior Advisor” to the Company; and (c) the Executive is removed and resigns from any and all other positions Executive then holds with the Company or any of its subsidiaries. Effective as of the Resignation Date, and without any further action on the part of Executive, Executive resigns his employment with the Company.

3.

Advisory Services. In addition to signing (and not revoking) this Release, to receive the consideration described in Section 4 below as provided therein, during the Remaining Employment Period, the Executive shall provide to the Company the advisory services described in Exhibit A hereto as may be requested from time to time by the Company’s Chief Executive Officer or Chief Financial Officer.

4.

Consideration. The Executive acknowledges that, above all, the consideration described in this Section 4 and all of its subparts is comprised of valuable compensation to which the Executive was not otherwise entitled and to which the Executive has no independent claim. Provided that Executive signs (and does not revoke) this Agreement and complies with all of the terms and conditions of this Agreement, (i) the Executive will be entitled to receive a base salary at an annualized rate of $240,000 during the Remaining Employment Period; and (ii) Executive will be eligible to receive a performance-based 2022 annual cash bonus in accordance with the terms of the Company’s 2022 Annual Executive Bonus Plan at the same time as other executives of the Company, based on a target opportunity of $273,965 (the “Target Opportunity”) and a potential funding range of 0-200% of the Target Opportunity, subject to the certification of achievement of the performance metrics under the Company’s 2022 Annual Executive Bonus Plan by the Compensation and Talent Management Committee of the Company’s Board of Directors.

5.

General Release and Waiver of Claims. Having had the opportunity to consult with counsel, the Executive, on behalf of himself and each of his heirs, executors, administrators, representatives, agents, insurers, successors and assigns (collectively, and including the Executive, the “Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Company, its subsidiaries and affiliates and each of their respective officers, employees, directors, members, stockholders, parents, subsidiaries and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, attorneys’ fees, enhanced or liquidated damages, penalties, fines, settlements, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, whether known or unknown, arising out of the Executive’s employment relationship with and service as an employee, officer or director of the Company or any parents, subsidiaries or other affiliated companies and the termination of such relationship or service; provided, however, that the Executive does not release, discharge or waive any rights to: (a) the consideration described in this Agreement; and (b) any indemnification rights the Executive may have in accordance with applicable law or under any director and officer liability insurance maintained by the Company with respect to liabilities arising as a result of the Executive’s service as an employee of the Company. This Section 5 does not apply to any Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”) or any other claims that may not be released as a matter of law. Claims arising under ADEA are addressed in Section 6, below.

The Executive acknowledges that he may hereafter discover Claims or facts in addition to or different from those which the Executive now knows or believes to exist with respect to the subject matter of this release and which, if known or suspected at the time of executing this release, may have materially affected this release or the Executive’s decision to enter into it. Nevertheless, the Executive, on behalf of himself and the other Releasors, hereby waives any right or Claim that might arise as a result of such different or additional Claims or facts.

6.

ADEA. In further consideration of the payments and benefits provided to the Executive under this Agreement, the Executive, on behalf of himself and the other Releasors, hereby unconditionally releases and forever discharges the Releasees from any and all Claims arising under ADEA that the Releasors may have as of the date the Executive signs this Agreement. By signing this Agreement, the Executive hereby acknowledges and confirms the following: (a) the Executive was advised by the Company in connection with his resignation to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney or chosen not to do so; (b) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; (c) the Executive knowingly and voluntarily accepts the terms of this Agreement; and (d) the Executive is providing this release and discharge only in exchange for consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he has 7 days following the date on which he signs this Agreement within which to revoke the release contained in this Section, by providing the Company with a written notice of his revocation of the release and waiver contained in this Section. Specifically, such written notice of revocation shall be provided to Peter N. Witty at Peter.Witty@cableone.biz.

7.

No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement. The Company may assign this Agreement, in whole or in part, to any affiliate or any successor in interest to the Company.

8.

Proceedings. The Executive has not filed, and except as provided in this Section 8, the Executive agrees not to initiate or cause to be initiated any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to his employment or the resignation of employment, other than with respect to the obligations of the Company to the Executive under this Agreement or any indemnification rights the Executive may have as described in Section 5 (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding. This Section 8 shall not preclude the Executive from filing any complaint, charge, claim or proceeding challenging the validity of the Executive’s waiver of Claims arising under ADEA. However, both the Executive and the Company confirm their belief that the Executive’s waiver of claims under ADEA is valid and enforceable, and that their intention is that all claims under ADEA will be waived. The Executive further acknowledges that he is not waiving and is not being required to waive any right that cannot be waived by law, including the right to file a charge or participate in an administrative investigation or proceeding of the Equal Employment Opportunity Commission, National Labor Relations Board, or any other government agency prohibiting waiver of such right; provided, however, that the Executive hereby disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation, excepting only any benefit or remedy to which the Executive is or becomes entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. This Agreement is not intended to, and shall be interpreted in a manner that does not, limit or restrict the Executive from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).

9.

Severability; Amendment; Entire Agreement. In the event that any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative. This Agreement may be amended, changed or modified only by a written document signed by the Company and Executive. No waiver of this Agreement or of any of the promises, obligations, terms or conditions hereof shall be valid unless it is written and signed by the party against whom the waiver is to be enforced. This Agreement and its attachments, any equity award agreements between Executive and the Company in effect as of the date of this Agreement (collectively, the “Award Agreements”), and any documents or agreements incorporated therein contain the entire agreement between the Executive and the Company concerning the Executive’s employment with the Company and his resignation therefrom. Any and all prior agreements, representations, negotiations and understandings between the Company and the Executive, oral or written, express or implied, relating to the subject matter herein, are hereby superseded.

10.

No Admission, Good Reason or Guarantee of Employment. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Company. By signing this Agreement, the Executive specifically agrees that, following its execution, the Executive will not assert that a diminution in his title, duties, responsibilities, base salary, target bonus, other compensation, or any other action taken by the Company arising under or in furtherance of this Agreement will give rise to “Good Reason” under any other agreement executive has entered into with the Company including, without limitation any equity award agreements and the Company’s Senior Executive Severance Pay Plan. Although it is anticipated that the Executive’s employment will continue until the Resignation Date, the Executive understands that the Company continues to reserve the right to terminate his employment at any time for any reason.

11.

Governing Law; Forum; Disputes; Remedies. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws. Any dispute or claim relating to or arising out of the employment relationship between the Executive and the Company or the termination of that relationship shall be resolved by confidential, binding arbitration in Phoenix, Arizona, before, and in accordance with the rules then obtaining of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Any arbitration conducted pursuant to the terms of this Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16), as amended, modified or supplemented from time to time (the “FAA”). For the purposes of any suit, action, or other proceeding arising out of this Agreement or with respect to the Executive’s employment with the Company that is not otherwise subject to arbitration as described in this Section 11, the Executive: (a) agrees to submit to the exclusive jurisdiction of the federal or state courts located in Phoenix, Arizona; (b) waives any objection to personal jurisdiction or venue in such jurisdiction, and agree not to plead or claim forum non conveniens; and (c) waives his respective rights to a jury trial of any claims and causes of action, and agree to have any matter heard and decided solely by the court. If the Executive fails to honor his obligations under this Agreement, the Company expressly reserves all rights and remedies available to it under applicable law, including, without limitation, forfeiture of amounts that would have been delivered to the Executive absent a violation of his obligations under this Agreement, repayment of any amounts previously delivered to the Executive pursuant to this Agreement and the right to recover all costs and expenses (including legal fees) that the Company is forced to incur because of the Executive’s failure to honor his obligations under this Agreement.

12.

Restrictive Covenants. The Executive acknowledges and hereby reaffirms his obligation to comply with the Company’s Clawback Policy and/or the restrictive covenants contained therein or in any equity award agreement (including, without limitation, the Award Agreements) or any other agreement between the Executive and the Company and that, except as otherwise agreed to in writing by Executive and the Company, nothing in this Agreement shall release the Executive from his obligations pursuant to such restrictive covenants.

13.

Section 409A. It is intended that the provisions of this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. To the extent required by the Code, Executive’s termination of employment on the Resignation Date will constitute a "separation from service" within the meaning of Section 409A of the Code.

14.

Supplemental Release. As a condition to the receipt of the consideration described in this Agreement, the Executive will be required to execute (and not revoke) a supplemental release agreement substantially in the form attached hereto as Exhibit B. The supplemental release shall be provided to the Executive on the Resignation Date and to be effective the supplemental release must be signed by the Executive within twenty one (21) days after the Resignation Date but not before the day after the Resignation Date.

The Company and the Executive have executed this Agreement effective as of the Effective Date.

Cable One, Inc.

By: /s/ Peter N Witty

Name: Peter N. Witty

Title: Senior Vice President, General Counsel and Secretary

Executive

/s/ Steven S. Cochran

Steven S. Cochran

Exhibit A

Advisory Services

Advice and assistance with the orderly transition of the duties and responsibilities of the Company’s Chief Financial Officer.

Review and discussion of accounting treatment for transactions.

Assistance/discussion on background of historical transactions.

Transition of tasks previously performed by Executive and review of transitioned results.

Executive will generally take direction from the Company’s Chief Executive Officer, Chief Financial Officer or their respective designee, regarding services in the areas listed above or, subject to mutual agreement of the parties, other areas.

Exhibit B

SUPPLEMENTAL RELEASE

This SUPPLEMENTAL RELEASE (this “Supplemental Release”) is made as of __________ ___, 2023, by and between the undersigned and Cable One, Inc., a Delaware corporation (“Cable One”, and collectively with its affiliate companies and subsidiaries, the “Company”). On July 1, 2022, you signed a Transition Agreement and General Release of Claims (the “Primary Agreement”). As required by the Primary Agreement, by signing this Supplemental Release, you renew and reaffirm your release and waiver of all claims against the Releases (as defined in the Primary Agreement) through the date of your execution of this Supplemental Release. Capitalized terms used in this Supplemental Release that are not defined in this Supplemental Release have the meanings as used or defined in the Primary Agreement.

In accordance with the ADEA, you acknowledge and agree that you have been fully advised of your rights under the ADEA with respect to the Primary Agreement and this Supplemental Release and the ADEA related provisions of the Primary Agreement are hereby incorporated by reference into this Supplemental Release. Such understandings include, but are not limited to, that you have been advised to consult with an attorney before signing this Supplemental Release and have been given a period of twenty-one (21) days in which to consider whether to enter into this Supplemental Release. You understand that you do not have to use the entire twenty-one (21) day period before signing this Supplemental Release, and may waive this right. If you enter into this Supplemental Release, you understand that you may revoke the Supplemental Release and that any such revocation must be in writing, sent to Peter.Witty@cableone.biz, and sent on or before the end of the seventh (7th) day after your timely execution of this Supplemental Release. If you fail to sign or revoke this Supplemental Release, you understand and agree that this Supplemental Release will be null and void, and that you will not be entitled to receive the consideration described in the Primary Agreement. If you do not revoke this Supplemental Release, it will become effective on the eighth (8th) day after you execute it.

You understand that your entitlement to the consideration described in Primary Agreement is conditioned upon you signing, not revoking, and abiding by the terms of the Primary Agreement and this Supplemental Release. In order to receive such consideration you understand that you must execute this Supplemental Release no earlier than the day after the Resignation Date and return a copy to peter.witty@cableone.biz within twenty-one (21) days of the Resignation Date.

The Company and the Executive have executed this Agreement effective as of _________, 2023.

Cable One, Inc.

By:

Name: Peter N. Witty

Title: Senior Vice President, General Counsel and Secretary

Executive

Steven S. Cochran